                                     BYLAWS

                                       OF

                                  NORSTAN, INC.



                                In Effect 6/30/97

                                      INDEX
                                      -----

                                                                      Page
                                                                      ----

Article I        OFFICES          . . . . . . . . . . . . . . . . . .   1

Article II       SHAREHOLDERS     . . . . . . . . . . . . . . . . . .   1

                 Section 2.01     Regular Meetings . . . . . . . . . .  1
                 Section 2.02     Special Meetings . . . . . . . . . .  1
                 Section 2.03     Demand by Shareholders . . . . . . .  2
                 Section 2.04     Notice . . . . . . . . . . . . . . .  3
                 Section 2.05     Quorum . . . . . . . . . . . . . . .  4
                 Section 2.06     Voting Rights. . . . . . . . . . . .  4
                 Section 2.07     Share Register . . . . . . . . . . .  4
                 Section 2.08     Voting of Shares by Organizations
                                  and Legal Representatives. . . . . .  5
                 Section 2.09     Proxies. . . . . . . . . . . . . . .  7
                 Section 2.10     Action Without a Meeting . . . . . .  7
                 Section 2.11     Inspectors of Election . . . . . . .  7
                 Section 2.12     Nominations of Directors . . . . . .  8
                 Section 2.13     Proposals by Shareholders. . . . . . 12
                 Section 2.14     Order of Business. . . . . . . . . . 12

Article III      BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . 13

                 Section 3.01     Board to Manage. . . . . . . . . . . 13
                 Section 3.02     Number, Qualifications and Terms . . 13
                 Section 3.03     Annual Meeting . . . . . . . . . . . 13
                 Section 3.04     Regular Meetings . . . . . . . . . . 14
                 Section 3.05     Special Meetings . . . . . . . . . . 14
                 Section 3.06     Notice . . . . . . . . . . . . . . . 15
                 Section 3.07     Quorum . . . . . . . . . . . . . . . 15
                 Section 3.08     Manner of Acting . . . . . . . . . . 16
                 Section 3.09     Presumption of Assent. . . . . . . . 16
                 Section 3.10     Absent Directors . . . . . . . . . . 16
                 Section 3.11     Action Without a Meeting . . . . . . 17
                 Section 3.12     Resignation. . . . . . . . . . . . . 17
                 Section 3.13     Removal. . . . . . . . . . . . . . . 18
                 Section 3.14     Vacancies. . . . . . . . . . . . . . 18
                 Section 3.15     Compensation . . . . . . . . . . . . 18
                 Section 3.16     Age Limitation . . . . . . . . . . . 19

Article IV       COMMITTEES      . . . . . . . . . . . . . . . . . . . 19

                 Section 4.01     Generally. . . . . . . . . . . . . . 19
                 Section 4.02     Membership . . . . . . . . . . . . . 19
                 Section 4.03     Quorum . . . . . . . . . . . . . . . 19
                 Section 4.04     Procedure. . . . . . . . . . . . . . 19
                 Section 4.05     Minutes. . . . . . . . . . . . . . . 20

Article V        OFFICERS. . . . . . . . . . . . . . . . . . . . . . . 20

                                                                      Page
                                                                      ----
                 Section 5.01     Number . . . . . . . . . . . . . . . 20
                 Section 5.02     Election and Term of Office. . . . . 20
                 Section 5.03     Resignation. . . . . . . . . . . . . 21
                 Section 5.04     Removal. . . . . . . . . . . . . . . 21
                 Section 5.05     Vacancy. . . . . . . . . . . . . . . 21
                 Section 5.06     Chairman of the Board. . . . . . . . 21
                 Section 5.07     Vice Chairman of the Board . . . . . 21
                 Section 5.08     Chief Executive Officer. . . . . . . 21
                 Section 5.09     President. . . . . . . . . . . . . . 22
                 Section 5.10     Chief Operating Officer. . . . . . . 22
                 Section 5.11     Vice President . . . . . . . . . . . 22
                 Section 5.12     Secretary. . . . . . . . . . . . . . 23
                 Section 5.13     Chief Financial Officer. . . . . . . 23
                 Section 5.14     Treasurer. . . . . . . . . . . . . . 24
                 Section 5.15     Assistant Secretaries and
                                  Assistant Treasurers . . . . . . . . 24
                 Section 5.16     Contracts, etc.. . . . . . . . . . . 25
                 Section 5.17     Compensation . . . . . . . . . . . . 25

Article VI       INDEMNIFICATION   . . . . . . . . . . . . . . . . . . 25

Article VII      CERTIFICATES FOR SHARES
                 AND THEIR TRANSFER  . . . . . . . . . . . . . . . . . 26

                 Section 7.01     Certificates for Shares. . . . . . . 26
                 Section 7.02     Transfer of Shares . . . . . . . . . 27

Article VIII     DISTRIBUTIONS     . . . . . . . . . . . . . . . . . . 27

Article IX       FISCAL YEAR       . . . . . . . . . . . . . . . . . . 28

Article X        SEAL              . . . . . . . . . . . . . . . . . . 28

Article XI       AMENDMENT         . . . . . . . . . . . . . . . . . . 28

Article XII      GOVERNING LAW     . . . . . . . . . . . . . . . . . . 28

                                     BYLAWS

                                       OF

                                  NORSTAN, INC.

                                    ARTICLE I

                                     OFFICES

     The principal office of the corporation shall be located in Minnesota. The corporation may have such other offices, either within or without Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

    The registered office of the corporation required by chapter 302A, Minnesota Statutes, to be maintained in Minnesota may be, but need not be, identical with the principal office in Minnesota, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 2.01. REGULAR MEETINGS. The Board of Directors may cause regular meetings of the shareholders to be held on an annual basis for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Such regular meetings shall be held on the date and at the time and place fixed by the Board of Directors.

     Section 2.02. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose or purposes at any time, by the chairman of the Board of Directors, a vice chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, two or more directors or a shareholder or shareholders holding ten percent or more of the voting shares.

     Special meetings shall be held on the date and at the time and place fixed by the chairman of the Board of Directors or the Board of Directors, except that a special meeting called by or at the demand of a shareholder or shareholders pursuant to section 2.03 of these bylaws shall be held in the county where the principal executive office is located.

     The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.

     Section 2.03. DEMAND BY SHAREHOLDERS. If a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of all voting shares may demand a regular meeting of shareholders. A shareholder or shareholders holding ten percent or more of the voting shares may demand a special meeting of shareholders. The demand for a regular or a special meeting shall be given in writing to the chairman of the Board of Directors, the chief executive officer or the chief financial officer of the corporation. Within 30 days after receipt of the demand by one of those officers, the Board of Directors shall cause a meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the corporation. If the Board of Directors fails to cause a meeting to be called and held as required by this section, the shareholder or shareholders making the demand may call the meeting by giving notice as required by section 2.04 of these bylaws, all at the expense of the corporation.

     Section 2.04. NOTICE. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least five days before the date of the meeting, and not more than 60 days before the date of the meeting. The notice shall contain the date, time and place of the meeting, and any other information required by this Article II. In the case of a special meeting, the notice shall contain a statement of the purposes of the meeting. The notice may also contain any other information deemed necessary or desirable by the Board of Directors or by any other person or persons calling the meeting.

     A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice shall be effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting shall be a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     Section 2.05. QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a meeting present in person or by proxy at the meeting shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 2.06. VOTING RIGHTS. The Board of Directors may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is first mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 2.07.  SHARE REGISTER.  The officer or agent
having charge of the share register of the corporation shall maintain a share register, not more than one year old, containing a complete list of the shareholders with the address of and the number, class and issuance dates of shares held by each. The share register shall be kept on file at the principal executive office of the corporation, or at another place or places within the United States determined by the Board of Directors, and shall be subject to inspection by any shareholder at any time during usual business hours.

     A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for the purposes specified in the writing.

     A shareholder shall have one vote for each voting share held. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Except as provided herein, a holder of voting shares may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder shall be deemed to have voted all of the shares in that way.

     Section 2.08.  VOTING OF SHARES BY ORGANIZATIONS AND
LEGAL REPRESENTATIVES. Shares of the corporation registered in the name of another domestic or foreign corporation may be voted by the president or another legal representative of that corporation. Except as provided herein, shares of the corporation registered in the name of a subsidiary shall not be entitled to vote on any matter. Shares of the corporation in the name of or under the control of the corporation or a subsidiary in a fiduciary capacity shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or gives the corporation binding instructions on how to vote the shares.

     Shares under the control of a person in a capacity as a personal representative, administrator, executor, guardian, conservator or attorney-in-fact may be voted by the person, either in person or by proxy, without registration of those shares in the name of the person. Shares registered in the name of a trustee of a trust or in the name of a custodian may be voted by the person, either in person or by proxy, but a trustee of a trust or a custodian shall not vote shares held by the person unless they are registered in the name of the person.

     Shares registered in the name of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver either in person or by proxy. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver without registering the shares in the name of the trustee or receiver, if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed.

     Shares registered in the name of any organization not described herein may be voted either in person or by proxy by the legal representative of that organization.

     A shareholder whose shares are pledged may vote those shares until the shares are registered in the name of the pledgee.

     Section 2.09. PROXIES. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. The appointment of a proxy shall be valid for eleven months unless a longer period is expressly provided in the appointment.

     Section 2.10. ACTION WITHOUT A MEETING. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action shall be effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

     Section 2.11. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Chairman of the Board shall appoint two or more inspectors of election, who need not be shareholders, as to the matters to be submitted to a vote at any such meeting, or any adjournment thereof. The inspectors of election when so appointed shall take charge of all proxies and ballots and shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, and the existence of a quorum. They shall determine all questions relating to the qualifications of voters, the authenticity, validity, and effect of proxies, and the acceptance or rejection of votes, challenges, and questions arising in any way in connection with the right to vote and the counting and tabulation of such votes. They shall determine the number of votes cast for any office or for or against any proposal, and shall determine and report the results to the meeting. The inspectors shall take an oath that they will perform their duties impartially, in good faith, and to the best of their ability and as expeditiously as is practical. If, for any reason, an inspector previously appointed shall fail to attend or refuse or be unable to serve, the vacancy shall be filled by the Chairman of the Board in advance of convening the meeting, or at the meeting by the person acting as Chairman. Each report of the inspectors shall be in writing and signed by the inspectors. The report of a majority shall be the report of the inspectors.

     Section 2.12.  NOMINATIONS OF DIRECTORS.

     (a) Nominations of candidates for election as directors at any annual meeting or any special meeting of shareholders may be made (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of record entitled to vote at such meeting. Only persons nominated in accordance with procedures set forth in this Section 2.12 shall be eligible for election as directors at any meeting of shareholders.

     (b) Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section 2.12. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; PROVIDED, HOWEVER, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

     (c) Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation's equity securities which are beneficially owned (as such term is defined in Rule 13d-3 or 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such person on the date of such shareholder notice and (D) any other information relating to such person that would be required to be disclosed pursuant to Schedule 13D under the Exchange Act in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors; and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the corporation's books, of such shareholder and any other shareholder who is a record or beneficial owner of any equity securities of the corporation and who is known by such shareholder to be supporting such nominee(s) and (B) the class and number of shares of the corporation's equity securities which are beneficially owned, as defined above, and owned of record by such shareholder on the date of such shareholder notice and the number of shares of the corporation's equity securities beneficially owned and owned of record by any person known by such shareholder to be supporting such nominee(s) on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at any annual or special meeting shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

     (d) No person shall be elected as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.12. Ballots bearing the names of all the persons who have been nominated for election as directors at any annual or special meeting in accordance with the procedures set forth in this Section 2.12 shall be provided for use at the meeting.

     (e) The Chairman of the Board may reject any nomination by a shareholder not timely made in accordance with the requirements of this
Section 2.12. If the Chairman of the Board determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 2.12 in any material respect, the Secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed ten (10) days from the date such deficiency notice is given to the shareholder, as the Chairman of the Board shall reasonably determine. If the deficiency is not cured within such period, or if the Chairman of the Board determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 2.12 in any material respect, then the Chairman of the Board may reject such shareholder's nomination. The Secretary of the corporation shall notify a shareholder in writing whether such person's nomination has been made in accordance with the time and information requirements of this Section 2.12. Notwithstanding the procedure set forth in this Section 2.12, if the Chairman of the Board does not make a determination as to the validity of any nominations by a shareholder, the chairman of the annual or special meeting of shareholders shall determine and declare at the meeting whether a nomination was made in accordance with the terms of this Section 2.12. If the chairman of such meeting determines that a nomination was not made in accordance with the terms of this Section 2.12, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

     Section 2.13.  PROPOSALS BY SHAREHOLDERS.

     (a) At any annual meeting or any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the meeting (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the Company who complies with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     (b) This provision shall not prevent the consideration and approval or disapproval at any meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

     Section 2.14. ORDER OF BUSINESS. All meetings of shareholders shall be conducted in accordance with such rules as are prescribed by the chairman of the meeting. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.01. BOARD TO MANAGE. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, subject to the rights of the shareholders of the corporation as provided in these Bylaws or the Articles of Incorporation or pursuant to chapter 302A, Minnesota Statutes.

     Section 3.02. NUMBER, QUALIFICATIONS AND TERMS. The number of directors of the corporation shall not be less than three nor greater than fifteen and shall be set from time to time by a resolution adopted by the affirmative vote of two-thirds of the directors. The Board of Directors may, at any time, increase the number of directors up to a maximum of fifteen or decrease the number of directors except that any such decrease shall not result in the removal of a director except a director named by the Board of Directors to fill a vacancy. Directors shall be natural persons. Each director shall hold office until his or her successor is elected and has qualified, or until his or her earlier death, resignation, removal or disqualification. Directors need not be residents of Minnesota or shareholders of the corporation.

     Section 3.03. ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Minnesota) as shall be specified in a notice thereof given as hereinafter provided in
Section 3.06 of these Bylaws.

     Section 3.04. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same time and place on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

     Section 3.05. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called from time to time by or at the request of the chairman of the Board of Directors, a vice chairman of the Board of Directors, the chief executive officer, the president or any director. The person calling a special meeting of the Board of Directors may fix the date, time and place of the meeting. If the place fixed for the meeting is outside of Minnesota, the Board of Directors may change the place of the meeting to a location within Minnesota.

     A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference shall constitute a meeting of the

Board of Directors, if the same notice is given of the conference as would be required by Section 3.06 of these Bylaws for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by such means shall constitute presence in person at the meeting.

     Section 3.06. NOTICE. Notice of any special meeting shall be given at least five days previously thereto by written notice mailed to each director at his or her business address or at least 24 hours prior thereto delivered personally or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice shall be effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting shall be a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     Section 3.07. QUORUM. A majority of the directors currently holding office present at a meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

     Section 3.08. MANNER OF ACTING. Except as otherwise provided in Minnesota Statutes, chapter 302A, the Board of Directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting.

     Section 3.09. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors when an action is approved by the affirmative vote of a majority of the directors present is presumed to have assented to the action approved, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or votes against the action at the meeting or is prohibited from voting on the action due to a conflict of interest.

     Section 3.10. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors meeting. If the director is not present at the meeting, consent or opposition to a proposal shall not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 3.11. ACTION WITHOUT A MEETING. An action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors, and in the case of an action which need not be approved by the shareholders, such action may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors were present.

     The written action shall be effective when signed by the required number of directors, unless a different effective time is provided in the written action.

     When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice shall not invalidate the written action. A director who does not sign or consent to the written action shall have no liability for the action or actions taken thereby.

     Section 3.12. RESIGNATION. A director may resign at any time by giving written notice to the corporation. The resignation shall be effective without acceptance when the notice is given to the corporation, unless a later effective time is specified in the notice.

     Section 3.13. REMOVAL. Any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the common voting shares. A director may be removed at any time, with or without cause, by the affirmative vote of a majority of the remaining directors present if the director was named by the Board of Directors to fill a vacancy, and the shareholders have not elected directors in the interval between the time of appointment to fill the vacancy and the time of removal.

     Section 3.14. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. A director elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders, or until his or her earlier death, resignation, removal or disqualification.

     Section 3.15. COMPENSATION. The Board of Directors may provide for the payment to each director of a fixed annual or quarterly fee, a fixed fee for attendance at each meeting of the Board or any committee thereof, and/or for any other form or method of compensation as may be determined by the Board of Directors. The Board of Directors may also provide for the payment of the expenses of each director for attendance at each meeting of the Board or of any committee thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.16. AGE LIMITATION. No person, who is not an employee of the Company, shall be nominated or renominated for director or elected or appointed as a director if that person has attained the age of 65.

                                   ARTICLE IV

                                   COMMITTEES

     Section 4.01. GENERALLY. A resolution approved by the affirmative vote of a majority of the directors currently holding office may establish committees having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board of Directors.

     Section 4.02. MEMBERSHIP. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present.

     Section 4.03. QUORUM. A majority of the members of the committee present at a meeting shall constitute a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

     Section 4.04.  PROCEDURE.  The provisions of Sections 3.05, 3.06, 3.07,
3.08 and 3.11 of these Bylaws shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors and directors.

     Section 4.05. MINUTES. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

                                    ARTICLE V

                                    OFFICERS

     Section 5.01. NUMBER. The Board of Directors shall from time to time elect a chief executive officer and a chief financial officer and may elect a chairman, co-chairmen and chairman emeritus of the Board of Directors, one or more vice chairmen of the Board of Directors, a president, a chief operating officer, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as it may deem necessary. Each officer shall be a natural person. Any two or more offices may be held by the same person.

     Section 5.02. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the Board of Directors. In the absence of an election or appointment of officers by the Board of Directors, the person or persons exercising the principal functions of the chief executive officer or the chief financial officer shall be deemed to have been elected to those offices. Each officer shall hold office until his or her successor is elected and has qualified, or until his or her earlier death, resignation, removal or disqualification. The election or appointment of a person as an officer or agent shall not, of itself, create contract rights.

     Section 5.03. RESIGNATION. An officer may resign at any time by giving written notice to the corporation. The resignation shall be effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice.

     Section 5.04. REMOVAL. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the Board of Directors.

     Section 5.05. VACANCY. A vacancy in any office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled by the Board of Directors for the unexpired portion of the term.

     Section 5.06. CHAIRMAN, CO-CHAIRMEN AND CHAIRMAN EMERITUS OF THE BOARD. A chairman, co-chairmen and chairman emeritus of the Board of Directors may be elected by the Board of Directors. The chairman shall, when present, preside at all meetings of the Board of Directors and of the shareholders, and shall perform such duties as shall be prescribed by the Board of Directors. A co-chairman shall perform such duties as shall be prescribed by the Board of Directors. The chairman emeritus shall perform such duties as shall be prescribed by the Board of Directors.

     Section 5.07. VICE CHAIRMAN OF THE BOARD. One or more vice chairmen of the Board of Directors may be elected by the Board of Directors, and shall perform such duties as shall be prescribed by the Board of Directors.

     Section 5.08.  CHIEF EXECUTIVE OFFICER.  The chief
executive officer shall:

     (a)  Have general active management of the business of the corporation;

     (b) In the absence of the chairman of the Board of Directors, preside at all meetings of the Board of Directors and of the shareholders;

     (c) See that all orders and resolutions of the Board of Directors are carried into effect; and

     (d)  Perform other duties prescribed by the Board of Directors.

     Section 5.09. PRESIDENT. In the absence of the chief executive officer or in the event of his or her death, inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation, and shall perform other duties as shall be prescribed by the Board of Directors or by the chief executive officer.

     Section 5.10. CHIEF OPERATING OFFICER. The chief operating officer shall perform such duties as shall be prescribed by the Board of Directors or by the chief executive officer.

     Section 5.11. VICE PRESIDENT. In the absence of the president or in the event of his or her death, inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice president shall perform other duties as shall be prescribed by the Board of Directors or by the chief executive officer.

     Section 5.12.  SECRETARY.  The secretary shall:

     (a) Maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders;

     (b) See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

     (c) Be custodian of the corporate records and of the corporate seal, if any;

     (d) See that a share register of the corporation is maintained in accordance with section 2.07 of these bylaws;

     (e) Sign with the chief executive officer, or the president certificates for shares of the corporation; and

      (f) Perform other duties prescribed by the Board of Directors or by the chief executive officer.

     Section 5.13.  CHIEF FINANCIAL OFFICER.  The chief
financial officer shall:

     (a)  Keep accurate financial records for the corporation;

     (b) Deposit all moneys, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors;

     (c) Endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor;

     (d) Disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors;

     (e) Render to the Board of Directors and the chief executive officer, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation;

     (f) Perform other duties prescribed by the Board of Directors or by the chief executive officer; and

     (g) If required by the Board of Directors, give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     Section 5.14. TREASURER. In the absence of the chief financial officer or in the event of his or her death, inability or refusal to act, the treasurer shall perform the duties of the chief financial officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief financial officer. The treasurer shall perform other duties as shall be prescribed by the Board of Directors or by the chief executive officer.

     Section 5.15. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries may sign with the chief executive officer or the president certificates for shares of the corporation. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers shall perform such duties as shall be prescribed by the secretary or by the chief financial officer or by the Board of Directors or by the chief executive officer.

     Section 5.16. CONTRACTS, ETC. The chairman of the Board of Directors, any vice chairman of the Board of Directors, the chief executive officer, the president, the chief operating officer, any vice president or the chief financial officer may sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, certificates for shares or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or these Bylaws or by the Board of Directors to some other officer or agent of the corporation.

     Section 5.17.  COMPENSATION.  The compensation of the
officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION

     The corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with the corporation in accordance with, and to the fullest extent permitted by, the provisions of chapter 302A, Minnesota Statutes.

     The corporation may purchase and maintain insurance at its expense to protect itself or on behalf of a person in that person's official capacity with the corporation or a subsidiary, against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would be required by law to indemnify the person against the liability.

                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 7.01. CERTIFICATES FOR SHARES. The shares of the corporation shall be either certificated shares or uncertificated shares. Each holder of certificated shares shall be entitled to a certificate of shares.

     A certificate representing shares of the corporation shall contain on its face the name of the corporation, a statement that the corporation is incorporated under the laws of Minnesota, the name of the person to whom it is issued, the number and class of shares, and the designation of the series, if any, of shares represented by the certificate. A new share certificate may be issued in place of one that is alleged to have been lost, stolen or destroyed. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a certificate that is alleged to have been lost, stolen or destroyed a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 7.02. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the share register of the corporation by the record holder thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares, or by evidence of transfer. The person in whose name shares stand on the share register of the corporation shall be deemed by the corporation to be the owner thereof for all purposes unless a different beneficial owner shall have been designated as provided in section 2.07 of these bylaws.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

     The Board of Directors may authorize, and the corporation may make, a distribution only if the corporation will be able to pay its debts in the ordinary course of business after making the distribution. For purposes of this section,

 "distribution" means a direct or indirect transfer of money or other property, other than shares of the corporation, with or without consideration, or an incurrence of indebtedness by the corporation to or for the benefit of its shareholders in respect of its shares. A distribution may be in the form of a dividend or a distribution in liquidation or as consideration for the purchase, redemption or other acquisition of the corporation's shares, or otherwise.

                                   ARTICLE IX

                                   FISCAL YEAR

     The fiscal year of the corporation shall commence on May 1 and end on April 30 next succeeding.

                                    ARTICLE X

                                      SEAL

     The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the state of incorporation and the words "Corporate Seal."

                                   ARTICLE XI

                                    AMENDMENT

     These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors, or by the shareholders, as provided in Chapter 302A, Minnesota Statutes. No amendment shall be adopted that is inconsistent with the provisions of the corporation's Articles of Incorporation.

                                   ARTICLE XII

                                  GOVERNING LAW

     The corporation is subject to the provisions of Chapter 302A, Minnesota Statutes. All references in these bylaws to Chapter 302A, Minnesota Statutes shall mean and include such chapter as currently enacted or hereafter amended.